Exhibit 99.2


                                                   FOR IMMEDIATE RELEASE
                                                   ---------------------
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:                                Media Inquiries:
------------------                                 ---------------
Michael Gorin                                      Andrew Merrill, David Pitts
President and Chief Financial Officer              The Abernathy MacGregor Group
(516) 694-6700                                     (212) 371-5999



                              AEROFLEX INCORPORATED
                 COMPLETES ACQUISITION OF MCE TECHNOLOGIES, INC.


         PLAINVIEW, NY - September 3, 2003 - Aeroflex Incorporated (Nasdaq
Symbol: ARXX) announced today the successful completion of its acquisition of MCE Technologies, Inc., previously reported in its press release dated June 30, 2003.

         As a result of the merger, each share of MCE common stock and each MCE common stock purchase warrant was converted into the right to receive .2254 of a share of Aeroflex common stock. Accordingly, Aeroflex will be issuing to former MCE securityholders an aggregate 5,822,255 shares of common stock, representing approximately 9% of Aeroflex's outstanding shares.

About Aeroflex

                  Aeroflex Incorporated, through its subsidiaries, designs, develops and manufactures state-of-the-art microelectronic module, integrated circuit, interconnect and testing solutions used in broadband communication applications. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.



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All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of the business of each of MCE Technologies and of the Racal Instruments Wireless Solutions Group with Aeroflex, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.